EMPLOYMENT AGREEMENT This Employment Agreement (this "Agreement") is entered into as of January I, 2017, by and between Nautilus Inc. , a Washington corporation (the "Company" or "Employer"), and Ryan Simat ("Employee"). In consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Company and Employee hereby agree as follows: 1. Employment. Employee is being hired the position of Vice President/General Manager, Commercial and Specialty effective January 1, 2017. Employee shall ( a) devote his professional entire time, attention, and energies to his position, (b) use his best efforts to promote the interests of Employer; (c) perform faithfully and efficiently his responsibilities and duties, and (d) refrain from any endeavor outside of employment which interferes with his ability to perform his obligations hereunder. Employee shall report to the Chief Operating Officer, and perform his job duties subject to his general supervision, orders, advice and direction. Employee shall perform the duties normally associated with the position and/or such duties as delegated and assigned by the Company. Employee additionally agrees to abide by any pre-employment hiring procedures, general employment guidelines or policies adopted by Employer such as those detailed in an employer's handbook, as such guidelines or policies may be implemented and/or amended from time to time. 2. Salary. As compensation for services to be rendered hereunder, the Company shall pay Employee an initial annual salary in the gross amount of Two hundred fifteen thousand dollars ($215,000). Said salary will be paid in accordance with the Company's existing payroll policies, and shall be subject to nonnal and/or authorized deductions and withholdings. Employee will be eligible to receive an annual bonus targeted at fifty-percent (50%) of Employee's base salary earned in the applicable year in accordance with the Short Term Incentive Plan. The amount of such bonus (if any) is determined at the discretion of the Company and the Board of Directors based on the accomplislunent of corporate and individual performance goals. 3. Restricted Share Units and Stock Options. Pursuant to the Company's current 2015 Long Term Incentive Plan (the "Plan"), Employee will receive an initial grant of 5,000 Restricted Stock Units. The terms of the option grant shall be governed by the Plan and a Stock Grant Agreement (the "Grant Agreement"). Employee will be eligible for additional annual grants on the same basis as other members of the executive team. 5. Expenses. The Company will reimburse Employee for all necessary and reasonable travel, entertainment and other business expenses incurred by him in the performance of his duties hereunder, upon receipt of signed itemized lists of such expenditures with appropriate back-up documentation, and/or in accordance with such other reasonable procedures as the Company may adopt generally from time to time. 6. Health and Welfare Benefits. Upon satisfaction of eligibility criteria, the Employee shall be eligible to receive employee benefits, if any, generally provided to its employees by Employer, including, if provided, medical, dental, and life insurance and Paid-Time Off. Such benefits may be amended or discontinued by Employer at any time. Employee shall also be entitled to five (5) weeks of Paid Time Off in accordance with the Company's policies. Exhibit 10.35

7. Termination. The parties acknowledge that Employee's employment with the Company is "at-will" and may be terminated by either party with or without cause. No one other than the President and Chief Executive Officer of the Company or the Board of Directors has the power to change the at-will character of the employment relationship. As discussed below, however, the various possible ways in which Employee' s employment with the Company may be terminated will detennine the payments that may be due to Employee under this Agreement. As used in this Agreement, the following tenns have the following meanings: (a) Cause. As used in this Agreement, Cause means (i) Employee's indictment or conviction in a court of law for any crime or offense that in Employer's reasonable judgment makes Employee unfit for continued employment, prevents Employee from perfonning Employee's duties or other obligations or adversely affects the reputation of Employer; (ii) dishonesty by Employee related to his employment; (iii) violation of a key Employer policy or this Agreement by Employee (including, but not limited to, acts of harassment or discrimination, use of unlawful drugs or drunkenness on Employer's premises during normal work hours); (iv) insubordination (i.e. conduct such as refusal to follow direct orders of the President or other individuals(s) to whom Employee reports); (v) dereliction of duty by Employee (e.g., failure to perfonn minimum duties after warning and reasonable opportunity to correct); (vi) Employee's competition with Employer, diversion of any corporate opportunity or other similarly serious conflict of interest or self-dealing incurring to Employee' s direct or indirect benefit and Employer' s detriment; (vii) intentional or grossly negligent conduct by Employee that is significantly injurious to Employer or its affiliates; (viii) Employee's failure to meet the minimum goals of his position if such are provided in writing to Employee, and as such goals may be amended from time to time; and (ix) Employee' s death or disability (i.e., Employee' s inability to perform the essential job functions of the position with or without a reasonable accommodation). (b) At-Will. At-will tennination shall mean a tennination by the Company where it does not seek to establish Cause or by Employee for any reason. If Employee exercises his right to tenninate his employment, the Employee agrees to provide the Company with 21 days ' prior written notice of the termination of his employment (Notice of Termination). After receiving such Notice from the Employee, the Company retains the right to accept Employee' s resignation, and hence, tenninate the employment relationship without the need for further payments, at an earlier date than provided in the Employee' s Notice of Termination. 8. Severance Upon Termination. (a) Upon termination of Employee' s employment under this Agreement by the Company without Cause, then, in lieu of any further salary, bonus, or other payments for periods subsequent to the Date of Termination, the Company shall pay to the Employee severance equal to four months average monthly annual base salary at the rate then in effect1• Such severance payment shall be made according to the Company's normal payroll process spread out equally over the severance period. Company will also continue, at its cost, the Company portion of the 1 The average annual monthly base salary shall be calculated using the average of the cash compensation received by Employee in the twelve months prior to the Date ofTe1mination. 2 current medical and dental coverage elected by Employee as of the date of termination for the duration of the severance period. Employee will be required to timely sign up and elect COBRA benefits in order to be eligible for continued coverage under this Agreement and to pay any employee portion of the coverage. Violation of this Agreement or the Business Protection Agreement and/or failure to sign the Release and Waiver Agreement shall immediately relieve the Company from its payment obligation under this paragraph and entitle it to recover any amounts paid under this paragraph. This Section 8 shall be read in conjunction with Section 7, and entitles the Employee to a maximum of four months salary and benefits under this Agreement. (b) If the Company terminates the Employee's employment during the term of this Agreement for Cause or if the Employee terminates her employment for any reason, then the Company shall have no further payment obligations to Employee. (c) Except as it relates to the receipt of severance (which shall be solely granted under the tenns of this Agreement), this Agreement shall not affect any payments due to Employee under applicable law as a result of the termination of his employment (such as payment of earned wages). (d) The severance amounts in Section 8(a) will immediately cease in the event that Employee becomes employed at any time during the severance period at a monthly base salary rate equal to or greater than the monthly base salary rate paid by the Company as of the date of termination. ln the event the Employee is employed during that severance period at a monthly base salary rate less than the monthly base salary rate previously paid by the Company, Employee will be provided a maximum severance benefit in the amount of the difference between the 4 months average monthly annual base salary paid by the Company and the 4 months average monthly annual base salary paid, or to be paid, by the subsequent Employer over the severance period. In either event continued health care benefits will cease if Employee accepts employment during the severance period following termination with Company. Following tennination by the Company and during the severance period, Employee will exercise reasonable efforts to seek, obtain, and accept comparable employment. 9. Return of Documents. Employee understands and agrees that all equipment, records, files, manuals, forms, materials, supplies, computer programs, and other materials furnished to the Employee by Employer or used on Employer's behalf, or generated or obtained during the course of his/her employment shall remain the property of Employer. Upon termination of this employment or at any other time upon the Company's request, Employee agrees to return all documents and property belonging to the Company in his possession including, but not limited to, customer lists, contracts, agreements, licenses, business plans, equipment, software, software programs, products, work-in-progress, source code, object code, computer disks, Confidential Information, books, notes and all copies thereof, whether in written, electronic or other fonn. In addition, Employee shall certify to the Company in writing as of the effective date of tennination that none of the assets or business records belonging to the Company is in his/her possession, remain under his control, or have been transferred to any third person. 10. Confidential Information/Non-Competition. By virtue of his employment, Employee will have access to confidential, proprietary and trade secret information, the ownership and 3 protection of which is very important to the Company. Employee hereby agrees to enter into a Business Protection Agreement with the Company concurrent with his entry into this Agreement. 11. Release of Claims. As a precondition to receipt of the severance provided in Section 8 of this Agreement, Employee acknowledges and understands that he must sign a Waiver and Release of Claims Agreement. Such Agreement shall be substantially similar to the Agreement attached as Exhibit A. Employee understands that he will not be entitled to receive any payments under this Agreement until he executes and delivers the Waiver and Release of Claims Agreement, and the revocation period set forth in the Waiver and Release of Claims Agreement has run. 12. Assignment. This Agreement is personal, and is being entered into based upon the singular skill, qualifications and experience of Employee. Employee shall not assign this Agreement or any rights hereunder without the express written consent of Employer which may be withheld with or without reason. This Agreement will bind and benefit any successor of the Employer, whether by merger, sale of assets, reorganization or other form of business acquisition, disposition or business reorganization. 13. Notices. Any Notice of Tennination or notice of good reason shall be in writing and shall be deemed to have been given or submitted (i) upon actual receipt if delivered in person or by facsimile transmission with confirmation of transmission, (ii) upon the earlier of actual receipt or the expiration of two (2) business days after sending by express courier (such as U.P.S. or Federal Express), and (iii) upon the earlier of actual receipt or the expiration of seven (7) business days after mailing if sent by registered or certified mail, postage prepaid, to the parties at the following addresses: To the Company: With a Copy to: 4 Nautilus, Inc. 17750 SE 61h Way Vancouver, WA 98683 Attention: Senior Vice President Law and Human Resources Garvey, Schubert & Barer 1191 Second A venue, 18th Floor Seattle, WA 98101-2939 Attention: Peter Cancelmo

To Employee: Employee: Ryan Simat At the last address and fax number Shown on the records of the Company Employee shall be responsible for providing the Company with a current address. Either party may change its address ( and facsimile number) for purposes of notices under this Agreement by providing notice to the other party in the manner set forth above within ten business days. 14. Effect of Waiver. The waiver by either pruty of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach hereof. No waiver shall be valid unless in writing. 15. Entire Agreement. This Agreement, along with the Business Protection Agreement, sets forth the entire agreement of the parties hereto and supersedes any and all prior agreements and understandings concerning Employee's employment by the Company. This Agreement may be changed only by a written document signed by Employee and the Company. 16. Employment Guidelines. Employee understands that while not constituting a contract, the Employer sets certain policies and standards that it expects employees to comply with as part of general expectations of employee behavior. Employee agrees to abide by any general employment guidelines or policies adopted by the Company such as those detailed in an employee handbook, as such guidelines may be implemented and amended from time to time. 17. Governing Law/JurisdictionNenue. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive and procedural laws of the State of Washington without regard to rules governing conflicts of law. For all disputes under this Agreement, the parties agree that any suit or action between them shall be instituted and commenced exclusively in the state courts in Clark County or King County Washington (U.S.A) or the United States District Court for the Western District of Washington, sitting in Seattle, Washington. Both parties waive the right to change such venue and hereby consent to the jurisdiction of such courts for all potential claims under this Agreement. 18. Acknowledgment. The Employee acknowledges that he has read and understands this Agreement, that he has had the opportunity to consult with an attorney regarding the terms and conditions hereof, and that he accepts and signs this Agreement as his own free act and in full and complete understanding of its present and future legal effect. 5

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above. Employer: NAUTILUS, INC. -i../ 1~ l 1~ :::=- Date 1 7 6